Exhibit 99.1

DCP Midstream, LLC and DCP Midstream Partners, LP Combine to Form the Largest NGL Producer and Gas Processor in the U.S. with an Enterprise Value of $11 Billion, and Announces Multiple New Growth Projects

DENVER — January 4, 2017 (GLOBE NEWSWIRE)

DCP Midstream, LLC (Midstream), a 50/50 joint venture between Phillips 66 and Spectra Energy (Owners), and DCP Midstream Partners, LP (NYSE: DPM), today announced that they have signed and closed a transaction combining all of the assets and debt of Midstream with DPM (Transaction), simplifying the corporate structure and creating the largest natural gas liquids (NGL) producer and gas processor in the United States. On January 23, 2017, the combined company will be renamed DCP Midstream, LP and the New York Stock Exchange stock ticker symbol will be changed to “DCP”.

Transaction Summary

Under terms of the Transaction, Midstream has contributed subsidiaries owning all of its assets to DPM, plus $424 million of cash, in exchange for approximately 31.1 million in DPM units ($1.125 billion) and DPM assuming $3.15 billion of Midstream debt, for an estimated transaction multiple of approximately eight times based on current commodity strip prices. The cash proceeds of $424 million contributed to DPM will be used to repay its revolver, fund its growth projects or prefund repayment of DPM debt maturing in December 2017. The Owners have retained their 50/50 joint ownership of DCP Midstream, LLC, which owns the incentive distribution rights (IDRs) and 38 percent of the outstanding DPM general and limited partner units. The terms of the Transaction were unanimously approved by the Board of Directors of DCP Midstream and DCP Midstream Partners based on the unanimous approval and recommendation of the Conflicts Committee, which is comprised of independent directors.

“This transformational transaction provides a platform of premier assets with strong growth opportunities in the key U.S. producing basins at a multiple that paves the way towards future distribution growth,” said Wouter van Kempen, chairman, president and CEO of both DCP Midstream and DCP Midstream Partners. “The transaction benefits both our unitholders and our Owners with a simplified structure and is the logical progression following our successful DCP 2020 strategy execution to date. We’ve added fee-based margins, sold non-core assets, strengthened Midstream’s balance sheet and reset the overall cost structure of the DCP enterprise to make the assets more MLP-friendly.”

“Our combined diversified portfolio provides highly accretive bolt-on expansion opportunities starting with the DJ Basin, where we will build a new 200 million-cubic-feet-per-day (MMcf/d) processing plant that is expected to come online in late 2018 with an additional 200 MMcf/d plant in 2019, resulting in a 50 percent increase in DJ Basin capacity. Additionally, we are expanding our Sand Hills NGL pipeline to its full 365 thousand barrels per day (BPD) of capacity by the end of 2017, an increase of 30 percent,” added van Kempen. “Our teams have done great work with key producers to create accretive organic growth projects in the DJ and Delaware Basins.”

Compelling Value Proposition

•	Creates largest NGL producer and gas processor in the U.S.: The combination creates the largest gathering and processing Master Limited Partnership in the United States with a pro-forma enterprise value of approximately $11 billion.

•	Win-win combination is immediately accretive and provides strong alignment between GP and LP unitholders: The Transaction is projected to be distributable cash flow (DCF) accretive to DPM unitholders at current strip prices. Expected strong returns from organic growth projects, combined with a sustained improvement in the industry environment, will provide DPM with a path to future distribution growth for both the Owners and LP unitholders.

•	Strong growth platform: The combination of legacy integrated footprints brings together DPM’s existing assets with Midstream’s premier assets in the Delaware and Permian Basins, the DJ Basin and the Midcontinent, as well as an additional one-third interest in both Sand Hills and Southern Hills NGL pipelines. As the largest NGL producer and gas processor, the newly combined DPM has a footprint that creates a strong, long-term platform for organic growth opportunities in the premier basins in the U.S., starting with expansion projects in the DJ Basin and on Sand Hills Pipeline.

•	Strong Owner alignment and support: The Transaction increases Phillips 66 and Spectra Energy’s ownership in DPM to 38 percent allowing owners greater participation in increased earnings from future growth opportunities at the MLP. To support a minimum 1.0 times distribution coverage ratio, the Owners have agreed, if required, to provide IDR givebacks up to $100 million annually through 2019 which provides downside protection for LP unitholders.

•	Enhanced upside potential coupled with fee-based cash flows: The DCP 2020 strategy has reset the combined company with cost reductions, improved asset reliability and increased fee-based earnings. In 2017, 70 percent of the pro-forma margin is either fee-based or hedged, providing downside protection while preserving upside potential in an improving commodity environment.

Significant Expansion Projects Announced in the DJ Basin and on Sand Hills Pipeline

DJ Basin Expansion

DPM will construct a new 200 MMcf/d cryogenic natural gas processing plant (Mewbourn 3) in the DJ Basin, its tenth plant in the basin, projected to be in service by the end of 2018. Additionally, DCP collaborated with several key producers to form a cooperative development plan which provides a framework to add another 200 MMcf/d plant by mid-2019. Together, these projects will increase capacity by 50 percent to 1.2 billion cubic feet per day to support growing processing needs of producers. DPM will also complete the next phase of its Grand Parkway low pressure gathering project and associated compression expansions by the end of 2018.

DPM is in the process of constructing additional field compression and plant bypass infrastructure that will add approximately 40 MMcf/d of incremental capacity during the summer of 2017. The new plants will connect to the Front Range Pipeline, one-third owned by DPM, for NGL takeaway to Mont Belvieu, Texas. Total capital investment for the plant and associated gathering is expected to be up to $395 million.

Sand Hills Pipeline Expansion

DPM will expand NGL takeaway capacity on Sand Hills Pipeline by 30 percent, or 85,000 barrels per day (BPD) to 365,000 BPD, through the addition of four pump stations and a pipeline loop (Sand Hills expansion) to meet NGL production growth from owned and third party plants in the Delaware Basin. Total capital investment for the Sand Hills expansion is approximately $70 million, with an expected in-service date in the fourth quarter of 2017. The newly combined DPM owns two-thirds interest in Sand Hills and Phillips 66 Partners owns the remaining one-third interest and each will fund their proportionate share of the expansion.

Sand Hills provides NGL takeaway capacity to the Mont Belvieu market from both owned and third party plants in the growing Permian Basin, including Southeast New Mexico, Delaware Basin, and Cline Shale of West Texas.

Transaction Advisors

BofA Merrill Lynch acted as financial advisor, Bracewell acted as legal counsel and Gibson, Dunn & Crutcher acted as special tax counsel to DCP Midstream, LLC. Evercore acted as financial advisor and Andrews Kurth Kenyon and Richards, Layton & Finger acted as legal counsel to the Conflicts Committee of DPM’s Board of Directors.

Conference Call Details

Please join DCP Midstream Partners today, January 4, at 9:00 a.m. Eastern Time for a live webcast conference call to discuss the Transaction and the combined company’s 2017 pro forma guidance and growth projects. The conference call will be presented by Wouter van Kempen, chairman, president and chief executive officer, and Sean O’Brien, chief financial officer, followed by a question and answer period for investment analysts.

Analysts, members of the media and other interested parties can access the live audio webcast of the conference call and presentation slides through the Investors section of DCP Midstream Partners’ website at www.dcppartners.com and call by dialing (844) 233-0113 in the United States or (574) 990-1008 outside the United States. The conference confirmation number is 46976915. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available by dialing (855) 859-2056 in the United States or (404) 537-3406 outside the United States. The replay conference confirmation number is 46976915. An audio webcast replay and presentation slides and transcript in PDF format will also be available by accessing the Investors section of the partnership’s website at www.dcppartners.com.

MEDIA RELATIONS:	Roz Elliott
Phone:	303-605-1707
INVESTOR RELATIONS:	Andrea Attel
Phone:	303-605-1741

ABOUT DCP MIDSTREAM PARTNERS, LP

DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership engaged in the business of gathering, compressing, treating, processing, transporting, storing and selling natural gas; producing, fractionating, transporting, storing and selling NGLs and recovering and selling condensate; and transporting, storing and selling propane in wholesale markets. DPM operates in 17 states across major producing regions and leads the midstream segment as the largest natural gas processor, the largest natural gas liquids producer and one of the largest marketers in the U.S. DPM is managed by its general partner, DCP Midstream GP, LP, which in turn is managed by its general partner, DCP Midstream GP, LLC, which is 100% owned by DCP Midstream, LLC, a joint venture between Phillips 66 and Spectra Energy. For more information, visit the DCP Midstream Partners, LP website at www.dcppartners.com.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements as defined under the federal securities laws, including projections, estimates, forecasts, plans, and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties, and other assumptions that are difficult to predict and may be beyond our control. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, DCP Midstream Partners’ actual results may vary materially from what management anticipated, estimated, projected, or expected. Other key risk factors that may have a direct bearing on DCP Midstream Partners’ results of operations and financial condition are described in detail in DCP Midstream Partners’ periodic reports filed with the Securities and Exchange Commission. Investors are encouraged to closely consider the disclosures and risk factors contained in DCP Midstream Partners’ reports filed from time to time with the Securities and Exchange Commission. DCP Midstream Partners undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.